EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference of our report dated February 16, 2001 on the consolidated financial statements of Northeast Indiana Bancorp, Inc., (which report is incorporated by reference in Form 10-KSB from Northeast Indiana Bancorp, Inc's Annual Report to Shareholders for the year ended December 31, 2000) in Northeast Indiana Bancorp, Inc.'s previously filed Registration Statements on Form S-8.

                                             /s/ Crowe, Chizek and Company LLP



South Bend, Indiana
March 28, 2001